EXHIBIT 10.1
                         EXECUTIVE EMPLOYMENT AGREEMENT
                                     BETWEEN
                        DIVERSIFIED SENIOR SERVICES, INC.
                                       AND
                                WILLIAM G. BENTON

THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of this 1st day of January, 1997 ("Effective Date") by and between DIVERSIFIED SENIOR SERVICES, INC., a North Carolina corporation (the "Company"), and WILLIAM G. BENTON (the "Executive").

1. EMPLOYMENT AND DUTIES. The Company hereby employs Executive and Executive accepts employment with the Company as the Company's Chairman of the Board and Chief Executive Officer, or in such other position of the same or greater stature as the Company may direct or desire, subject at all times to the control of the Company's Board of Directors ("Board"). Executive shall perform such other or additional duties as shall reasonably be assigned to him from time to time by the Board, which duties shall be those customarily performed by a corporate officer having executive responsibilities of the indicated offices in a business similar to the Company.

2. EXTENT OF SERVICES. Executive shall use his best efforts, skills and abilities to promote the interest of the Company, and, subject to Paragraph 1, will perform such duties as are assigned to him by the Board.

3. TERM. The term of this Agreement shall be for five (5) years from the Effective Date and shall be extended a day for each day Executive is employed by the Company so that the Agreement shall always be effective for a term ending five (5) years from his most recent date of employment with the Company subject to the following:

     A.   TERMINATION BY THE COMPANY:

          (1) CAUSE OR MATERIAL BREACH: The Company may terminate this Agreement at any time for Cause or Material Breach hereof by Executive. As used herein, "Cause" is defined to mean:

               (i) any act of fraud, misappropriation, embezzlement or like act of dishonesty;

               (ii) conviction of a felony;

               (iii) material failure to perform the services and duties
                    described herein (except in the case of death or disability), material violation of any of the provisions set forth herein, or material breach of any fiduciary duty to the Company, if the material failure, violation or breach unreasonably continues after written notice thereof is given to Executive by the Company;

               (iv) if Executive is guilty of gross misconduct, misfeasance or malfeasance in connection with his employment hereunder which shall include, but not be limited to, excessive absences from work, failure to follow reasonable directives from the Board, neglect of duty, negligence, disloyalty, dishonesty, intemperance, immorality, disobedience of the Company's rules, disrespect, unnecessarily

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                    endangering, damaging or destroying life or property, or
                    similar conduct injurious to the Company; or

               (v) other behavior which adversely reflects on the reputation of the Company such as substance abuse, public intoxication, etc.

               As used herein "Material Breach" is defined to mean a material violation of any of the provisions and conditions set forth herein. In the event of termination for Cause or Material Breach by Executive, the Company shall continue to pay Executive his then current salary for thirty (30) days following the date of the delivery of the notice of termination, which date shall be for all purposes of this Agreement, the date of termination of his employment.

          (2) FUNDAMENTAL CHANGES: Notwithstanding anything herein contained to the contrary, the Company may terminate this Agreement, subject to Executive's rights to severance pay under Paragraph 5 hereof, upon thirty (30) days notice to Executive, upon the happening of any of the following events:

               (i)  the bankruptcy, receivership or dissolution of the Company;

               (ii) the sale by the Company of substantially all of its assets to a single purchaser or a group of associated or affiliated purchasers who are not affiliated with the Company;

               (iii) the sale, exchange or other disposition, in one transaction to an entity or entities not affiliated with the Company, of more than 50% of the outstanding capital stock of the Company other than a sale, exchange or disposition of the capital stock of the Company resulting from a public or private offering of capital stock or other security convertible into capital stock of the Company which offering is sponsored or initiated by the Company and approved by its Board of Directors.

               (iv) a bona fide decision by the Company to terminate its
                    business and liquidate its assets; or

               (v) the merger or consolidation of the Company in a transaction in which the stockholders of the Company receive less than 50% of the outstanding voting stock of the new or continuing entity.

     B. DISABILITY: If Executive becomes disabled (as hereinafter defined) the Company may, if Executive has not returned to active full-time employment with the Company, terminate his employment by furnishing him notice of such termination and the Company shall be obligated to pay Executive his salary to the date of such notice, which date shall be for all purposes of this Agreement the date of termination of his employment. As used herein, Executive shall be deemed to be "disabled" if he:

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          (1)  has been declared legally incompetent by a final decree of a court of competent jurisdiction (the date of such decree being deemed to be the date on which the disability occurred);

          (2) receives disability insurance benefits for a period of six (6) consecutive months from any disability income insurance policy maintained by the Company; or

          (3) has become permanently disabled, which shall be deemed to exist upon a determination by the Board:

               (i) that Executive has become physically or mentally incapacitated or disabled; and

               (ii) that such incapacity or disability has continued for a period of six (6) consecutive months or for shorter periods aggregating nine (9) months during any consecutive fifteen
                    (15)-month period.

          In determining disability under item (3) above, the Board shall rely upon the written opinion of the physician regularly attending Executive in determining whether a disability is deemed to exist. If the Board disagrees with the opinion of such physician, the Board may choose a second physician, and the two (2) physicians shall choose a third physician, and the written opinion of a majority of the three
          (3) physicians shall be conclusive as to Executive's disability. The date of any written opinion conclusively finding Executive to be disabled is the date on which the disability will deemed to have occurred. The expenses associated with the utilization of any physician other than the physician regularly attending Executive shall be borne solely by the Company. Executive hereby consents to any required medical examination and agrees to furnish any medical information requested by the Company and to waive any applicable physician/patient privilege that may arise because of such determination.

     C. DEATH: If Executive shall die, thereupon his employment shall terminate, and the Company shall pay his salary for three months after the month in which Executive dies.

     D. EARLY RETIREMENT: The Company currently does not have an early retirement policy, and, therefore, no rights to early retirement shall obtain for Executive.

4. SALARY, OTHER COMPENSATION AND BENEFITS. As compensation for the services to be rendered by Executive to the Company pursuant to this Agreement, Executive shall be paid the following compensation and shall receive the following benefits:

     A. SALARY: Executive's initial annual salary shall be as set forth on the "Schedule of Compensation" attached to this Agreement as Exhibit A and made a part hereof by this reference. Such salary shall be payable in accordance with the Company's regular payroll procedures. In the event Executive receives any periodic payments representing lost compensation under any health, disability, accident and/or salary continuation insurance policy, the premiums for which have been paid by the Company, the amount of salary that Executive would be entitled to receive from the Company shall be decreased by the amount of such payments. The Company

                                     -3-
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          and Executive from time to time by mutual
          agreement may reflect increases in Executive's Base Compensation by entering any such increase upon Exhibit A. If an increase is entered on Exhibit A and duly signed by the Company and Executive, such entry shall constitute an amendment to this Agreement as of the effective date of such entry designated in such Exhibit A and shall supersede the compensation provided for in this Section 4.01 or any other increase or increases previously made in Exhibit A. In the event that the Company requests and Executive agrees to the deferral of part or all of Executive's compensation, Executive shall be entitled to repayment of such base amount, plus an additional amount as shall be provided in detail on the "Schedule for Repayment and Computation of Deferred Compensation" attached to this Agreement as Exhibit B and made a part of this Agreement by this reference. The parties acknowledge that the Company has assumed the liability for certain accrued, but unpaid, compensation due to Executive for startup activities incurred by the Company's parent organization prior to the incorporation of the Company, and relating to fiscal year ended December 31, 1996, which amounts are reflected and subject to the terms set forth on Exhibit B. At the time of any entry on Exhibit B, such entry shall be duly signed by the Company and Executive and such entry shall constitute an amendment to this Agreement as of the effective date of such entry designed in such Exhibit B.

     B. BONUS: In addition to Executive's salary as described above, for each of the Company's fiscal years during the term of this Agreement, Executive shall have the right to participate in any bonus plan of the Company. The Board shall determine the parameters of any bonus plan and it shall be a duty of Executive as Chief Executive Officer to determine the allocation of such total amount among participating employees.

     C. EXPENSES: Executive shall be entitled to reimbursement for all reasonable travel and other business expenses incurred by him in the performance of services under this Agreement upon presentation of expense statements or vouchers and such other supporting information as the Company may reasonably request.

     D. OTHER COMPENSATION: In the discretion of the Board, Executive may be entitled to receive additional compensation in excess of Executive's salary and incentive compensation as set forth in Paragraphs 4.a. and
          b. Subject to the terms of any of the Company's employee benefit plans, agreements and arrangements, Executive shall be entitled to participate in the major medical, hospitalization, life insurance, vacation, sick leave or disability, pension or retirement, profit-sharing, stock-based incentive and other fringe benefit plans maintained by the Company for the benefit of employees of the Company in like positions of responsibility as Executive.

5.   SEVERANCE PAY:

     A. SEVERANCE PAY EVENTS; SEVERANCE PAY; SEVERANCE PAY CAP: In the event the Company terminates Executive's employment without either Cause or a Material Breach by Executive, as both terms are defined herein; or in the event a

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          Fundamental Change occurs and within three (3) months prior to or eighteen (18) months after such Fundamental Change, the Company:

          (1) terminates Executive's employment for reasons other than Cause, Material Breach, death or disability;

          (2) removes Executive as Chairman of the Board and/or Chief Executive Officer of the Company or otherwise causes a meaningful reduction in Executive's title, duties or responsibilities;

          (3)  reduces Executive's base salary; or

          (4) requires Executive to relocate beyond a 30-mile radius from either the Company's principal office in Winston-Salem, North Carolina or Executive's then current principal residence,

          (any of the foregoing events herein deemed to be a "Severance Pay Event"), the Company shall pay to Executive an amount of severance pay equal to the following, less one (1) dollar: (i) three (3) times the Executive's average annual base compensation received for the immediately preceding five (5) fiscal years; or, (ii) if Executive has been employed by the Company for less than five (5) years, then the annualized average of any base compensation received during such period. This provision is intended to comply with the definitions set forth in Sections 280G(b)(3) and (d)(1) and (2) of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this Agreement, the term "Severance Pay Cap" shall mean the maximum amount which may be paid to Executive without constituting an "excess parachute payment" under Section 280G(b) of the Code. The value of any non-cash benefit or any deferred cash payments shall be determined by the Company in accordance with the principles of Section 280G(d)(3) and (4) of the Code. The Company reserves the right, after consultation with its chosen tax counsel, to make a reasonable determination of the Severance Pay Cap under Section 280G of the Code. It is the intention of the parties hereto that Executive's Severance Pay shall not exceed an amount which is deductible in full by the Company when paid if this alternative method of calculation is chosen except as permitted under Paragraph 5.b. hereof.

          The Company shall pay such Severance Pay to Executive thirty (30) days after the Severance Pay Event. As used herein, the term "Fundamental Change" shall mean the events described in paragraphs 3.a.(2)(ii),
          (iii) or (v) or a change in control of the Company's Board of Directors as presently constituted.

     B. ACCRUED BONUS: The Company shall pay to Executive, not later than the twentieth (20th) day following the date of such termination of employment or Severance Pay Event, a lump sum amount equal to any bonus compensation which has been allocated, accrued or awarded for a fiscal year preceding the date of such termination of employment or Severance Pay Event, but has not yet been paid, and in no event shall such payment be a reduction in Severance Pay.

6. CONFIDENTIAL INFORMATION AND DISCOVERIES: Executive agrees that all information of a technical or business nature such as know-how, trade secrets, secret business information,

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     plans, data, processes, techniques, etc., except such information and skills generally known in the Company's trade and business, information made public by the Company or generally of a public nature, and knowledge of Executive not constituting a trade secret (the "Confidential Information"), acquired by Executive in the course of his employment by the Company, is a valuable business property right of the Company. Executive agrees that such Confidential Information, whether in written, verbal or model form, shall not be disclosed to anyone outside the employment of the Company without the express written authorization of the Company. The Confidential Information shall include, without limitation, vendor lists and records, customer lists, business policies, business methods, financial information and any other similar material of any kind relating to the business of the Company. In the event of an actual or threatened breach of this provision, the Company shall be entitled to an injunction restraining Executive from such action, and the Company shall not be prohibited in obtaining such equitable relief or from pursuing any other available remedies for such breach or threatened breach, including recovery of damages from Executive.

7.   SOLICITATION OF EMPLOYEES: Executive agrees that for a period of eighteen
     (18) months following the termination of Executive's employment with the Company, Executive shall not directly or indirectly, personally or with any other employees, agents or otherwise, on behalf of himself or any other person, firm or corporation, solicit or cause any person under his control to solicit any employee of the Company, or any employee of any Company subsidiary or affiliate, to terminate his or her employment with the Company or such subsidiary or affiliate. In the event of an actual or threatened breach of this provision, the Company shall be entitled to an injunction restraining Executive from such action, and the Company shall not be prohibited in obtaining such equitable relief or from pursuing any other available remedies for such breach or threatened breach, including recovery of damages from Executive.

8. ENFORCEMENT: Both parties recognize that the services to be rendered under this Agreement by Executive are special, unique and of extraordinary character and that in the event of the breach by Executive of any of the terms and conditions of this Agreement to be performed by him, then the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach hereof, or to enjoin Executive from performing acts prohibited hereby, but nothing herein contained shall be construed to prevent such other remedy in the courts as the Company may elect to invoke.

9. RETURN OF DOCUMENTS: Upon the termination of this Agreement, Executive shall forthwith return and deliver to the Company and shall not retain any original or copies of any books, papers, price lists or vendor contracts, bids or customer lists, files, books of account, notebooks and other documents and data relating to the performance of services rendered by Executive hereunder, all of which materials are hereby agreed to be the property of the Company.

10. PLACE OF EXECUTIVE'S RESIDENCE: The Company shall not require Executive to relocate his place of residence, principal or otherwise, except upon Executive's consent. If Executive consents to any change of residence, the Company shall pay all reasonable relocation expenses.

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11.  RESIGNATION UPON TERMINATION: In the event of termination of this Agreement other than by death, Executive shall, and shall be deemed to have, resigned from all positions held with the Company, including without limitation, any position as a director, officer, agent, trustee or consultant of the Company or any affiliate of the Company effective the date of termination of employment.

12. ARBITRATION: Any claim, dispute or controversy arising out of or relating to this Agreement, the parties' relationship under this Agreement or the breach of this Agreement, shall be determined by a single arbitrator pursuant to the applicable rules of practice and procedures of either the Private Adjudication Center, Inc., an affiliate of the Duke University School of Law, or of the American Arbitration Association, as such rules shall be in effect at the time the demand for arbitration is filed, at the Company's sole election. The parties hereby agree that the arbitration proceeding shall be private and confidential and shall not be published in any form or manner. The location of the arbitration shall be at the Private Adjudication Center's facilities at the Duke Law School, Durham, North Carolina in the event that the Company elects to apply the rules of practice and procedure of the Center or shall be in Winston-Salem, North Carolina in the event the Company elects to apply the rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding. Judgment to enforce the decision or award of the arbitrator may be entered in any court having jurisdiction and the parties hereby agree not to object to the jurisdiction of the North Carolina General Court of Justice for such purpose. Nothing contained herein shall in any way deprive the Company of its claim to obtain an injunction or other equitable relief arising out of Executive's breach of the provisions of Sections 6 and 7 of this Agreement. In the event of the termination of Executive's employment, Executive's sole remedy shall be arbitration as herein provided. The parties agree that no punitive damages shall be awarded pursuant to any claim brought hereunder.

     The parties agree that service of process relating to any arbitration proceeding shall be made by certified mail. In any judicial proceeding to enforce this agreement to arbitrate, the only issues to be determined shall be the existence of the agreement to arbitrate and the failure of one party to comply with that agreement, and those issues shall be determined summarily by the court without a jury. All other issues shall be decided by the arbitrator, whose decision therein shall be final and binding. There may be no appeal of an order compelling arbitration except as part of an appeal concerning confirmation of the decision of the arbitrator.

13.  MISCELLANEOUS:

     A. NOTICES: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail to Executive or the Company at the address set forth below their signatures at the end of this Agreement or to such other address as they shall notify each other in writing.

     B. ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and Executive and his personal representatives, heirs, legatees and beneficiaries, but shall not be assignable by Executive.

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     C.   APPLICABLE LAW: This Agreement shall be construed in accordance with the laws of the State of North Carolina in every respect, including without limitation, validity, interpretation and performance.

     D. HEADINGS: Section headings and numbers herein are included for convenience of reference only and this Agreement is not to be construed with reference thereto. If there be any conflict between such numbers and headings and the text hereof, the text shall control.

     E. SEVERABILITY: If for any reason any portion of this Agreement shall be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of the remainder hereof.

     F. ENTIRE AGREEMENT: This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all previous agreements between the parties. No director, officer, employee or representative of the Company has any authority to make any representations or promises in connection with this Agreement or the subject matter hereof that is not contained herein, and Executive represents and warrants that he has not executed this Agreement in reliance upon any such representation or promise. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     G. WAIVER OF BREACH: The waiver by a party hereto of a breach of any provision of this Agreement by the other party hereto shall not operate or be construed as a waiver of any subsequent breach by such party.

     H. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

     I. IMPLIED TERMS: The terms, conditions, obligations and duties expressed in this Agreement are in addition to any duties and obligations implied in law to an employment relationship except where any expressed condition is contrary to the implied condition and in which case, the express condition will apply and control.

     J. BINDING DETERMINATIONS: All reasonable determinations and interpretations of the Code and this Agreement made by the Company or its chosen tax counsel, shall be binding and conclusive on all parties hereto.

     K. WITHHOLDING OF TAXES: The Company may withhold from any benefits payable under this Agreement all federal, state and other taxes as shall be required pursuant to any law or governmental regulation or ruling.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has signed this Agreement as of the day and year first above written.

                                         COMPANY:

                                         DIVERSIFIED SENIOR SERVICES, INC.

                                         By: /S/ SUSAN L. CHRISTIANSEN

                                         EXECUTIVE:


                                         /S/ WILLIAM G. BENTON   (SEAL)
                                         William G. Benton
                                         915 West Fourth Street
                                         Winston-Salem, NC, 27101

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                                    EXHIBIT A

                            SCHEDULE OF COMPENSATION

The undersigned hereby agree that the Base Compensation due Executive under
Section 4.01 of the attached Agreement shall be $104,000, payable in accordance with the Company's regular payroll procedures beginning January 1, 1997, and for each successive year thereafter during the remaining term of the Agreement, unless and until further changed by mutual agreement as provided in Section 4.01.

This the 24th day of June, 1997.


                                    COMPANY:

                                    DIVERSIFIED SENIOR SERVICES, INC.

                                    By: /S/ SUSAN L. CHRISTIANSEN


                                    EXECUTIVE:

                                    /S/ WILLIAM G. BENTON   (SEAL)
                                    William G. Benton
                                    915 West Fourth Street
                                    Winston-Salem, North Carolina  27101

                                    EXHIBIT B

                             SCHEDULE FOR REPAYMENT
                    AND COMPUTATION OF DEFERRED COMPENSATION

The undersigned hereby agree that accrued but unpaid compensation due Executive under Section 4.01 of the attached Agreement for the period January 1, 1996 through December 31, 1996 is due and payable to Executive as follows:

          Base Compensation                 $168,263
          Bonus Compensation                 $84,132

In addition, Executive is due accrued, but unpaid, compensation for the period January 1, 1997 through June 30, 1997, as follows:

          Base Compensation                 $94,632
          Bonus Compensation                $47,316

The parties agree that the total Bonus in the amount of $131,448, at the election of Executive, may be paid in cash or may be used by Executive to purchase shares of the common stock of the Company at a purchase price of $5.00 per share. Executive shall have the right to purchase such stock until the latest to occur of the following: (a) June 30, 2002, or (b) a period of one year from the date upon which the Company offers to pay Executive the total bonus amount in cash. The parties agree that the purchase of stock provided for in this Exhibit B may be made in whole or in part until such time as Executive has received the entire amount of the Bonus described herein.

THIS the 24th day of June, 1997.

                                    COMPANY:

                                    DIVERSIFIED SENIOR SERVICES, INC.

                                    By: /S/ SUSAN L. CHRISTIANSEN


                                    EXECUTIVE:

                                    /S/ WILLIAM G. BENTON  (SEAL)
                                    William G. Benton
                                    915 West Fourth Street
                                    Winston-Salem, North Carolina  27101

                                    EXHIBIT B

                              AMENDED AND RESTATED

                             SCHEDULE FOR REPAYMENT
                    AND COMPUTATION OF DEFERRED COMPENSATION

The undersigned hereby agree that accrued but unpaid compensation due Executive under Section 4.01 of the attached Agreement for the period January 1, 1996 through December 31, 1996 is due and payable to Executive as follows:

          Base Compensation               $168,263
          Bonus Compensation               $84,132

In addition, Executive is due accrued, but unpaid, compensation for the period January 1, 1997 through June 30, 1997, as follows:

          Base Compensation               $94,632
          Bonus Compensation              $47,316

The parties agree that the total Bonus in the amount of $131,448, at the election of Executive, may be paid in cash or may be used by Executive to purchase shares of the common stock of the Company at a purchase price equal to 50% of the public price per share pursuant to any public sale of stock by the Company. Executive shall have the right to purchase such stock until the latest to occur of the following: (a) June 30, 2002, or (b) a period of one year from the date upon which the Company offers to pay Executive the total bonus amount in cash. The parties agree that the purchase of stock provided for in this Exhibit B may be made in whole or in part until such time as Executive has received the entire amount of the Bonus described herein.

THIS the 6th day of August, 1997.

                                    COMPANY:

                                    DIVERSIFIED SENIOR SERVICES, INC.

                                    By: /S/ SUSAN L. CHRISTIANSEN


                                    EXECUTIVE:

                                    /S/ WILLIAM G. BENTON   (SEAL)
                                    William G. Benton
                                    915 West Fourth Street
                                    Winston-Salem, North Carolina  27101

                                  -12-

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